SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     _________________________

                             FORM 8-K

                          CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                     _________________________


                          AUGUST 24, 1997
         Date of Report (date of earliest event reported)


                    WAUSAU PAPER MILLS COMPANY

      (Exact name of registrant as specified in its charter)



     WISCONSIN                0-7475         39-0690900
     State or other      (Commission File         (IRS Employer
     jurisdiction of          Number)        Identification
     incorporation or                        Number)
     organization)


                        ONE CLARK'S ISLAND
                           P.O. BOX 1408
                      WAUSAU, WI  54402-1408
   (Address of principal executive offices, including Zip Code)


                          (715) 845-5266
        Registrant's telephone number, including area code

                          NOT APPLICABLE
   (Former name or former address, if changed since last report)


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
 ITEM 5. OTHER EVENTS

     On August 24, 1997, Mosinee Paper Corporation ("Mosinee"), Wausau Paper Mills Company ("Wausau") and a newly formed wholly owned subsidiary of Wausau ("Sub") entered into an Agreement and Plan of Merger, dated as of August 24, 1997 (the "Merger Agreement"), providing, subject to the terms and conditions thereof, for the merger of Sub into Mosinee (the "Merger"). In the Merger, each outstanding share of common stock of Mosinee will be converted into the right to receive 1.4 shares of common
 stock of Wausau, with cash paid in lieu of fractional shares.   In
 connection with the Merger, Mosinee also entered into an amendment to the Rights Agreement (as defined in the Merger Agreement) (the "Amendment"). Copies of the Merger Agreement and the Amendment are attached hereto as
 Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing summaries are qualified in their entirety by reference thereto.


 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Not applicable.

     (B)  PRO FORMA FINANCIAL INFORMATION.

          Not applicable.

     (C)  EXHIBITS.

          99.1 Agreement and Plan of Merger, dated as of August 24, 1997, by and among Wausau, Merger Sub and Mosinee.

          99.2 Amendment No. 1 to Rights Agreement between Mosinee and Norwest Bank Minnesota, N.A., as Rights Agent.





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

                            SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WAUSAU PAPER MILLS COMPANY




 Date:  August 27, 1997       By: STEVEN A. SCHMIDT
                                  Steven A. Schmidt
                                  Vice President Finance,
                                  Secretary and Treasurer


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
                           EXHIBIT INDEX
                                TO
                             FORM 8-K
                                OF
                    WAUSAU PAPER MILLS COMPANY
                       DATED AUGUST 24, 1997
           Pursuant to Section 102(d) of Regulation S-T
                      (17 C.F.R. <section>232.102(d))



 EXHIBIT DESCRIPTION

 99.1     Agreement and Plan of Merger, dated as of August 24, 1997

 99.2     Amendment No. 1 to Mosinee Rights Agreement